For Immediate Release

LPL Financial Announces Second Quarter 2023 Results

Key Financial Results
•Net Income was $286 million, translating to diluted earnings per share ("EPS") of $3.65, up 85% from a year ago
•Adjusted EPS* increased 76% year-over-year to $3.94
◦Gross profit* increased 39% year-over-year to $990 million
◦Core G&A* increased 18% year-over-year to $337 million
◦EBITDA* increased 67% year-over-year to $519 million

Key Business Results
•Total advisory and brokerage assets increased 16% year-over-year to $1.24 trillion
◦Advisory assets increased 18% year-over-year to $662 billion
◦Advisory assets as a percentage of total assets increased to 53.3%, up from 52.5% a year ago
•Total organic net new assets were $22 billion, representing 7.4% annualized growth
◦Prior to large enterprises, organic net new assets for the year ago period were $12 billion, representing 4.1% annualized growth
◦Organic net new advisory assets were $18 billion, representing 12% annualized growth
◦Organic net new brokerage assets were $4 billion, representing 3% annualized growth
•Recruited assets(1) were $19 billion
◦Recruited assets over the trailing twelve months were $60 billion. Prior to large enterprises, recruited assets over the trailing twelve months were $55 billion, up approximately 4% from a year ago.
•LPL Services Group had annualized revenue of $39 million, up 22% from a year ago
◦Services Group subscriptions were 5,238, up 1,342 year-over-year
•Advisor count(2) was 21,942, up 421 sequentially and 1,071 year-over-year
•Total client cash balances were $50 billion, a decrease of $5 billion sequentially and $20 billion year-over-year
◦Client cash balances as a percentage of total assets were 4.0%, down from 4.6% in the prior quarter and down from 6.5% a year ago

Key Capital and Liquidity Results
•Corporate cash(3) was $325 million
•Leverage ratio(4) was 1.25x
•Share repurchases were $350 million and dividends paid were $23 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
•Crown Capital Securities, L.P. ("Crown Capital"): Entered into an agreement to acquire the assets of the wealth management business of Crown Capital, a firm with ~260 advisors who collectively serve ~$6.5B of brokerage and advisory assets
•Core G&A*: Raised the low end of our 2023 outlook range by $10 million, translating to an updated 2023 Core G&A* range of $1,345 million to $1,370 million
SAN DIEGO — July 27, 2023 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2023, reporting net income of $286 million, or $3.65 per share. This compares with $161 million, or $1.97 per share, in the second quarter of 2022 and $339 million, or $4.24 per share, in the prior quarter.

"Over the past quarter, we remained focused on our mission of taking care of our advisors, so they can take care of their clients,” said Dan Arnold, President and CEO. “This focus lead to another quarter of solid recruiting, retention, and business growth. As we look ahead, we will continue to invest in order to enhance the appeal of our model, as we strive to increase our market share within the advisor-centered marketplace.”

“We delivered another quarter of solid results," said Matt Audette, CFO. "We recorded strong organic growth, while continuing to invest in our industry leading value proposition. Additionally, in July we signed an agreement to acquire the wealth management business of Crown Capital and onboarded Bank of the West, and we are preparing to onboard Commerce Bank later this quarter. As we look ahead, our business momentum and financial strength position us well to continue creating long-term shareholder value.”
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on August 25, 2023 to all stockholders of record as of August 11, 2023.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, July 27. The conference call will be accessible at investor.lpl.com/events, with a replay available until August 17.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader in the markets we serve(5), serving nearly 22,000 financial advisors, including advisors at approximately 1,100 enterprises and at approximately 550 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.
Throughout this communication, the terms “financial advisors” and “advisors” are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of acquired or recruited brokerage and advisory assets;
•the pending acquisition of the assets of the wealth management business of Crown Capital;
•the Company's future financial and operating results, growth, plans, priorities and business strategies; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of July 27, 2023 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired or recruited advisors;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and enterprises, and their ability to market financial products and services effectively;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the failure to satisfy the closing conditions applicable to the acquisition of the assets of the wealth management business of Crown Capital, including receipt of transaction approval from the Financial Industry Regulatory Authority;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2023	2023	Change	2022	Change
REVENUE
Advisory	$1,014,565	$954,057	6%	$1,001,851	1%
Commission:
Trailing	323,925	317,653	2%	320,883	1%
Sales-based	298,961	286,072	5%	252,493	18%
Total commission	622,886	603,725	3%	573,376	9%
Asset-based:
Client cash	378,415	418,275	(10%)	154,700	145%
Other asset-based	211,300	203,473	4%	208,897	1%
Total asset-based	589,715	621,748	(5%)	363,597	62%
Service and fee	123,122	118,987	3%	112,802	9%
Transaction	46,936	48,935	(4%)	44,416	6%
Interest income, net	37,972	37,358	2%	10,121	n/m
Other	33,608	33,022	2%	(67,276)	(150%)
Total revenue	2,468,804	2,417,832	2%	2,038,887	21%
EXPENSE
Advisory and commission	1,448,763	1,370,634	6%	1,304,422	11%
Compensation and benefits	231,680	233,533	(1%)	196,699	18%
Promotional	102,565	98,223	4%	78,027	31%
Occupancy and equipment	65,005	60,173	8%	55,906	16%
Depreciation and amortization	58,377	56,054	4%	48,453	20%
Interest expense on borrowings	44,842	39,184	14%	28,755	56%
Brokerage, clearing and exchange	29,148	26,126	12%	23,362	25%
Amortization of other intangibles	26,741	24,092	11%	21,168	26%
Communications and data processing	20,594	17,675	17%	16,223	27%
Professional services	18,092	14,220	27%	17,290	5%
Other	34,178	33,421	2%	36,261	(6%)
Total expense	2,079,985	1,973,335	5%	1,826,566	14%
INCOME BEFORE PROVISION FOR INCOME TAXES	388,819	444,497	(13%)	212,321	83%
PROVISION FOR INCOME TAXES	103,299	105,613	(2%)	51,776	100%
NET INCOME	$285,520	$338,884	(16%)	$160,545	78%
EARNINGS PER SHARE
Earnings per share, basic	$3.70	$4.30	(14%)	$2.01	84%
Earnings per share, diluted	$3.65	$4.24	(14%)	$1.97	85%
Weighted-average shares outstanding, basic	77,234	78,750	(2%)	79,947	(3%)
Weighted-average shares outstanding, diluted	78,194	79,974	(2%)	81,410	(4%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2023	2022	Change
REVENUE
Advisory	$1,968,622	$2,048,948	(4%)
Commission:
Trailing	641,578	666,077	(4%)
Sales-based	585,033	492,824	19%
Total commission	1,226,611	1,158,901	6%
Asset-based:
Client cash	796,690	239,416	n/m
Other asset-based	414,773	420,582	(1%)
Total asset-based	1,211,463	659,998	84%
Service and fee	242,109	225,614	7%
Transaction	95,871	91,142	5%
Interest income, net	75,330	17,866	n/m
Other	66,630	(97,889)	n/m
Total revenue	4,886,636	4,104,580	19%
EXPENSE
Advisory and commission	2,819,397	2,678,556	5%
Compensation and benefits	465,213	388,733	20%
Promotional	200,788	165,029	22%
Occupancy and equipment	125,178	107,018	17%
Depreciation and amortization	114,431	93,907	22%
Interest expense on borrowings	84,026	55,966	50%
Brokerage, clearing and exchange	55,274	45,962	20%
Amortization of other intangibles	50,833	42,364	20%
Communications and data processing	38,269	31,350	22%
Professional services	32,312	36,312	(11%)
Other	67,599	73,683	(8%)
Total expense	4,053,320	3,718,880	9%
INCOME BEFORE PROVISION FOR INCOME TAXES	833,316	385,700	116%
PROVISION FOR INCOME TAXES	208,912	91,411	129%
NET INCOME	$624,404	$294,289	112%
EARNINGS PER SHARE
Earnings per share, basic	$8.01	$3.68	118%
Earnings per share, diluted	$7.90	$3.61	119%
Weighted-average shares outstanding, basic	77,988	79,961	(2%)
Weighted-average shares outstanding, diluted	79,083	81,493	(3%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	June 30, 2023	March 31, 2023	December 31, 2022
ASSETS
Cash and equivalents	$761,187	$469,785	$847,519
Cash and equivalents segregated under federal or other regulations	1,548,065	1,807,283	2,199,362
Restricted cash	103,741	105,587	90,389
Receivables from clients, net	579,143	582,055	561,569
Receivables from brokers, dealers and clearing organizations	66,924	51,596	56,276
Advisor loans, net	1,230,477	1,154,298	1,123,004
Other receivables, net	670,998	695,088	677,766
Investment securities ($34,732, $36,683 and $36,758 at fair value at June 30, 2023, March 31, 2023 and December 31, 2022, respectively)	50,080	50,807	52,610
Property and equipment, net	850,139	816,496	780,357
Goodwill	1,772,162	1,765,890	1,642,468
Other intangibles, net	606,180	580,063	427,676
Other assets	1,153,100	1,088,857	1,023,230
Total assets	$9,392,196	$9,167,805	$9,482,226
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,088,669	$2,132,621	$2,694,929
Payables to brokers, dealers and clearing organizations	155,985	112,706	147,752
Accrued advisory and commission expenses payable	208,314	195,607	203,292
Corporate debt and other borrowings, net	3,001,136	2,850,791	2,717,444
Accounts payable and accrued liabilities	421,043	397,735	448,630
Other liabilities	1,394,983	1,285,412	1,102,627
Total liabilities	7,270,130	6,974,872	7,314,674
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 130,141,562 shares, 130,085,949 shares, and 129,655,843 shares issued at June 30, 2023, March 31, 2023 and December 31, 2022, respectively	130	130	130
Additional paid-in capital	1,952,828	1,933,988	1,912,886
Treasury stock, at cost — 53,515,229 shares, 51,748,968 shares and 50,407,844 shares at June 30, 2023, March 31, 2023 and December 31, 2022, respectively	(3,514,364)	(3,159,714)	(2,846,536)
Retained earnings	3,683,472	3,418,529	3,101,072
Total stockholders’ equity	2,122,066	2,192,933	2,167,552
Total liabilities and stockholders’ equity	$9,392,196	$9,167,805	$9,482,226

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q2 2023	Q1 2023	Change	Q2 2022	Change
Gross Profit(6)
Advisory	$1,014,565	$954,057	6%	$1,001,851	1%
Trailing commissions	323,925	317,653	2%	320,883	1%
Sales-based commissions	298,961	286,072	5%	252,493	18%
Advisory fees and commissions	1,637,451	1,557,782	5%	1,575,227	4%
Production-based payout(7)	(1,419,659)	(1,342,668)	6%	(1,370,046)	4%
Advisory fees and commissions, net of payout	217,792	215,114	1%	205,181	6%
Client cash(8)	396,238	438,612	(10%)	156,219	154%
Other asset-based(9)	211,300	203,473	4%	208,489	1%
Service and fee	123,122	118,987	3%	112,802	9%
Transaction	46,936	48,935	(4%)	44,416	6%
Interest income and other, net(10)	23,567	20,960	12%	7,358	n/m
Total net advisory fees and commissions and attachment revenue	1,018,955	1,046,081	(3%)	734,465	39%
Brokerage, clearing and exchange expense	(29,148)	(26,126)	12%	(23,362)	25%
Gross Profit(6)	989,807	1,019,955	(3%)	711,103	39%

G&A Expense
Core G&A(11)	337,025	326,177	3%	285,973	18%
Regulatory charges	6,600	7,732	(15%)	8,069	(18%)
Promotional (ongoing)(12)(13)	106,535	101,163	5%	83,791	27%
Acquisition costs(13)	4,091	3,092	32%	8,909	(54%)
Employee share-based compensation	16,777	17,964	(7%)	13,664	23%
Total G&A	471,028	456,128	3%	400,406	18%
EBITDA(14)	518,779	563,827	(8%)	310,697	67%
Depreciation and amortization	58,377	56,054	4%	48,453	20%
Amortization of other intangibles	26,741	24,092	11%	21,168	26%
Interest expense on borrowings	44,842	39,184	14%	28,755	56%
INCOME BEFORE PROVISION FOR INCOME TAXES	388,819	444,497	(13%)	212,321	83%
PROVISION FOR INCOME TAXES	103,299	105,613	(2%)	51,776	100%
NET INCOME	$285,520	$338,884	(16%)	$160,545	78%
Earnings per share, diluted	$3.65	$4.24	(14%)	$1.97	85%
Weighted-average shares outstanding, diluted	78,194	79,974	(2%)	81,410	(4%)
Adjusted EPS(15)	$3.94	$4.49	(12%)	$2.24	76%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2023	Q1 2023	Change	Q2 2022	Change
Market Drivers
S&P 500 Index (end of period)	4,450	4,109	8%	3,785	18%
Russell 2000 Index (end of period)	1,889	1,802	5%	1,708	11%
Fed Funds daily effective rate (average bps)	499	452	47bps	73	426bps

Advisory and Brokerage Assets(16)
Advisory assets	$661.6	$620.9	7%	$558.6	18%
Brokerage assets	578.6	554.3	4%	506.0	14%
Total Advisory and Brokerage Assets	$1,240.2	$1,175.2	6%	$1,064.6	16%
Advisory as a % of Total Advisory and Brokerage Assets	53.3%	52.8%	50bps	52.5%	80bps

Assets by Platform
Corporate advisory assets(17)	$442.1	$415.3	6%	$372.1	19%
Independent RIA advisory assets(17)	219.5	205.6	7%	186.5	18%
Brokerage assets	578.6	554.3	4%	506.0	14%
Total Advisory and Brokerage Assets	$1,240.2	$1,175.2	6%	$1,064.6	16%

Centrally Managed Assets
Centrally managed assets(18)	$99.8	$94.6	5%	$85.6	17%
Centrally Managed as a % of Total Advisory Assets	15.1%	15.2%	(10bps)	15.3%	(20bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2023	Q1 2023	Change	Q2 2022	Change
Net New Assets (NNA)(19)
Net new advisory assets	$18.1	$14.6	n/m	$11.4	n/m
Net new brokerage assets	3.6	9.9	n/m	25.8	n/m
Total Net New Assets	$21.7	$24.5	n/m	$37.2	n/m

Organic Net New Assets
Organic net new advisory assets	$18.1	$13.7	n/m	$11.4	n/m
Organic net new brokerage assets	3.6	7.1	n/m	25.8	n/m
Total Organic Net New Assets	$21.7	$20.8	n/m	$37.2	n/m

Net brokerage to advisory conversions(20)	$2.2	$2.1	n/m	$1.8	n/m
Organic advisory NNA annualized growth(21)	11.7%	9.4%	n/m	7.3%	n/m
Total organic NNA annualized growth(21)	7.4%	7.5%	n/m	12.8%	n/m

Net New Advisory Assets(19)
Corporate RIA net new advisory assets	$11.8	$10.4	n/m	$8.3	n/m
Independent RIA net new advisory assets	6.4	4.2	n/m	3.1	n/m
Total Net New Advisory Assets	$18.1	$14.6	n/m	$11.4	n/m
Centrally managed net new advisory assets(19)	$2.0	$1.7	n/m	$3.2	n/m

Client Cash Balances(22)
Insured cash account sweep	$36.0	$39.7	(9%)	$40.8	(12%)
Deposit cash account sweep	9.5	10.2	(7%)	12.3	(23%)
Total Bank Sweep	45.5	49.9	(9%)	53.1	(14%)
Money market sweep	2.3	2.6	(12%)	15.0	(85%)
Total Client Cash Sweep Held by Third Parties	47.9	52.5	(9%)	68.1	(30%)
Client cash account	2.1	2.1	—%	1.5	40%
Total Client Cash Balances	$50.0	$54.6	(8%)	$69.6	(28%)
Client Cash Balances as a % of Total Assets	4.0%	4.6%	(60bps)	6.5%	(250bps)

Client Cash Balances Average Yields - bps(23)
Insured cash account sweep	322	320	2	134	188
Deposit cash account sweep	334	318	16	63	271
Money market sweep	30	30	—	44	(14)
Client cash account(24)	440	400	40	52	388
Total Client Cash Balances Average Yield - bps	314	308	6	98	216

Net buy (sell) activity(25)	$32.3	$36.9	n/m	$5.3	n/m

Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	June 2023	May 2023	Change	April 2023	March 2023
Advisory and Brokerage Assets(16)
Advisory assets	$661.6	$629.8	5%	$628.2	$620.9
Brokerage assets	578.6	560.2	3%	559.5	554.3
Total Advisory and Brokerage Assets	$1,240.2	$1,190.0	4%	$1,187.7	$1,175.2

Net New Assets (NNA)(19)
Net new advisory assets	$7.7	$7.0	n/m	$3.4	$6.3
Net new brokerage assets	1.5	1.2	n/m	1.0	4.3
Total Net New Assets	$9.2	$8.1	n/m	$4.4	$10.6
Net brokerage to advisory conversions(20)	$0.8	$0.7	n/m	$0.6	$0.7

Organic Net New Assets (NNA)
Net new advisory assets	$7.7	$7.0	n/m	$3.4	$6.3
Net new brokerage assets	1.5	1.2	n/m	1.0	3.9
Total Organic Net New Assets	$9.2	$8.1	n/m	$4.4	$10.1

Client Cash Balances(22)
Insured cash account sweep	$36.0	$36.5	(1%)	$37.0	$39.7
Deposit cash account sweep	9.5	9.7	(2%)	9.5	10.2
Total Bank Sweep	45.5	46.2	(2%)	46.5	49.9
Money market sweep	2.3	2.5	(8%)	2.5	2.6
Total Client Cash Sweep Held by Third Parties	47.9	48.7	(2%)	49.0	52.5
Client cash account	2.1	2.0	5%	1.9	2.1
Total Client Cash Balances	$50.0	$50.6	(1%)	$50.9	$54.6

Net buy (sell) activity(25)	$11.7	$9.5	n/m	$11.1	$13.4

Market Drivers
S&P 500 index (end of period)	4,450	4,180	6%	4,169	4,109
Russell 2000 Index (end of period)	1,889	1,750	8%	1,769	1,802
Fed funds effective rate (average bps)	508	505	3bps	483	465
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2023	Q1 2023	Change	Q2 2022	Change
Commission Revenue by Product
Annuities	$358,845	$344,061	4%	$311,263	15%
Mutual funds	165,194	165,038	—%	168,234	(2%)
Fixed income	36,183	35,267	3%	29,013	25%
Equities	27,474	25,890	6%	29,909	(8%)
Other	35,190	33,469	5%	34,957	1%
Total commission revenue	$622,886	$603,725	3%	$573,376	9%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$172,540	$162,176	6%	$129,371	33%
Mutual funds	36,431	37,477	(3%)	39,522	(8%)
Fixed income	36,183	35,267	3%	29,013	25%
Equities	27,474	25,890	6%	29,909	(8%)
Other	26,333	25,262	4%	24,678	7%
Total sales-based commissions	$298,961	$286,072	5%	$252,493	18%
Trailing commissions
Annuities	$186,305	$181,885	2%	$181,892	2%
Mutual funds	128,763	127,561	1%	128,712	—%
Other	8,857	8,207	8%	10,279	(14%)
Total trailing commissions	$323,925	$317,653	2%	$320,883	1%
Total commission revenue	$622,886	$603,725	3%	$573,376	9%

Payout Rate(7)	86.70%	86.19%	51bps	86.97%	(27bps)

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2023	Q1 2023	Q4 2022
Cash and equivalents	$761,187	$469,785	$847,519
Cash at regulated subsidiaries	(648,981)	(408,288)	(392,571)
Excess cash at regulated subsidiaries per the Credit Agreement	213,254	172,705	4,439
Corporate Cash(3)	$325,460	$234,202	$459,387

Corporate Cash(3)
Cash at the Parent	$104,967	$54,603	$448,180
Excess cash at regulated subsidiaries per the Credit Agreement	213,254	172,705	4,439
Cash at non-regulated subsidiaries	7,239	6,894	6,768
Corporate Cash	$325,460	$234,202	$459,387

Leverage Ratio
Total debt	$3,019,550	$2,870,225	$2,737,900
Total corporate cash	325,460	234,202	459,387
Credit Agreement Net Debt	$2,694,090	$2,636,023	$2,278,513
Credit Agreement EBITDA (trailing twelve months)(26)	$2,163,202	$1,963,737	$1,639,114
Leverage Ratio	1.25x	1.34x	1.39x

	June 30, 2023
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$287,000	ABR+25 bps / SOFR+135 bps	7.363%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	SOFR+135 bps	6.440%	8/3/2023
Senior Secured Term Loan B	1,032,550	SOFR+185 bps(c)	7.010%	11/12/2026
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Total / Weighted Average	$3,019,550		5.482%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent"). The Parent’s outstanding balance at June 30, 2023 was comprised of an ABR-based balance of $128.0 million with the applicable margin of ABR + 25 bps (8.500%) and SOFR-based balance of $159.0 million with the applicable margin of SOFR + 135 bps (6.448%). On July 18, 2023, LPL Holdings, Inc. amended its revolving credit facility to increase the maximum borrowing from $1.0 billion to $2.0 billion.
(b)On July 18, 2023, LPL Financial LLC renewed its revolving credit facility and extended the maturity date to July 16, 2024.
(c)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2023	Q1 2023	Change	Q2 2022	Change
Advisors
Advisors	21,942	21,521	2%	20,871	5%
Net new advisors	421	246	71%	780	(46%)
Annualized advisory fees and commissions per advisor(27)	$301	$291	3%	$308	(2%)
Average total assets per advisor ($ in millions)(28)	$56.5	$54.6	3%	$51.0	11%
Transition assistance loan amortization ($ in millions)(29)	$50.5	$46.7	8%	$42.7	18%
Total client accounts (in millions)	8.1	8.0	1%	7.6	7%

Employees	6,827	6,648	3%	6,099	12%

Services Group
Services Group subscriptions(30)
Professional Services	1,791	1,753	2%	1,377	30%
Business Optimizers	3,118	2,955	6%	2,425	29%
Planning and Advice	329	236	39%	94	n/m
Total Services Group subscriptions	5,238	4,944	6%	3,896	34%
Services Group advisor count	3,506	3,324	5%	2,656	32%

AUM retention rate (quarterly annualized)(31)	98.8%	98.7%	10bps	98.0%	80bps

Capital Management
Capital expenditures ($ in millions)(32)	$101.1	$101.3	—%	$76.3	33%

Share repurchases ($ in millions)	$350.0	$275.0	27%	$50.0	n/m
Dividends ($ in millions)	23.1	23.6	(2%)	20.0	16%
Total Capital Returned ($ in millions)	$373.1	$298.6	25%	$70.0	n/m

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-

cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, Financial Resources Group Investment Services, LLC and The Private Trust Company, N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial and Financial Resources Group Investment Services, LLC, is net capital in excess of 10% of their aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5) The Company was named Top RIA custodian (Cerulli Associates, 2022 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q2 2023	Q1 2023	Q2 2022
Total revenue	$2,468,804	$2,417,832	$2,038,887
Advisory and commission expense	1,448,763	1,370,634	1,304,422
Brokerage, clearing and exchange expense	29,148	26,126	23,362
Employee deferred compensation(33)	1,086	1,117	—
Gross profit	$989,807	$1,019,955	$711,103

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q2 2023	Q1 2023	Q2 2022
Advisory and commission expense	$1,448,763	$1,370,634	$1,304,422
(Less) Plus: Advisor deferred compensation	(29,104)	(27,966)	65,624
Production-based payout	$1,419,659	$1,342,668	$1,370,046

Advisory and commission revenue	$1,637,451	$1,557,782	$1,575,227

Payout rate	86.70%	86.19%	86.97%
(8) Client cash revenue as presented in Management's Statements of Operations is calculated as client cash revenue, which is a component of asset-based revenue on the Company's condensed consolidated statements of income, plus interest income on client cash account ("CCA") balances segregated under federal or other regulations, less revenue from purchased money market funds. Below is a reconciliation of client cash revenue per the condensed consolidated statements of income to client cash revenue per Management's Statements of Operations for the periods presented (in thousands):

	Q2 2023	Q1 2023	Q2 2022
Client cash	$378,415	$418,275	$154,700
Plus: Interest income on CCA balances segregated under federal or other regulations(10)	17,823	20,337	1,111
(Less): Revenue from purchased money market funds(9)	—	—	408
Total client cash revenue	$396,238	$438,612	$156,219
(9)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services, and revenue from purchased money market funds but does not include fees from client cash programs.
(10) Interest income and other, net is a financial measure calculated as interest income, net plus (less) other revenue, plus (less) deferred compensation, less interest income on CCA balances segregated under federal or other regulations. Below is a reconciliation of interest income, net and other revenue to interest income and other, net for the periods presented (in thousands):

	Q2 2023	Q1 2023	Q2 2022
Interest income, net	$37,972	$37,358	$10,121
Plus (Less): Other revenue	33,608	33,022	(67,276)
(Less) Plus: Deferred compensation(33)	(30,190)	(29,083)	65,624
(Less): Interest income on CCA balances segregated under federal or other regulations	(17,823)	(20,337)	(1,111)
Interest income and other, net	$23,567	$20,960	$7,358

(11)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q2 2023	Q1 2023	Q2 2022
Core G&A Reconciliation
Total expense	$2,079,985	$1,973,335	$1,826,566
Advisory and commission	(1,448,763)	(1,370,634)	(1,304,422)
Depreciation and amortization	(58,377)	(56,054)	(48,453)
Interest expense on borrowings	(44,842)	(39,184)	(28,755)
Brokerage, clearing and exchange	(29,148)	(26,126)	(23,362)
Amortization of other intangibles	(26,741)	(24,092)	(21,168)
Employee deferred compensation(33)	(1,086)	(1,117)	—
Total G&A	471,028	456,128	400,406
Promotional (ongoing)(12)(13)	(106,535)	(101,163)	(83,791)
Employee share-based compensation	(16,777)	(17,964)	(13,664)
Regulatory charges	(6,600)	(7,732)	(8,069)
Acquisition costs(13)	(4,091)	(3,092)	(8,909)
Core G&A	$337,025	$326,177	$285,973
(12) Promotional (ongoing) includes $4.2 million, $3.2 million and $5.8 million of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively, and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs for the same periods.
(13) Acquisition costs include the costs to setup, onboard and integrate acquired entities. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q2 2023	Q1 2023	Q2 2022
Acquisition costs
Professional services	$2,575	$1,606	$1,898
Compensation and benefits	1,020	875	6,661
Promotional(12)	260	210	31
Other	236	401	319
Acquisition costs	$4,091	$3,092	$8,909
(14) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA for the periods presented (in thousands):

	Q2 2023	Q1 2023	Q2 2022
EBITDA Reconciliation
Net income	$285,520	$338,884	$160,545
Interest expense on borrowings	44,842	39,184	28,755
Provision for income taxes	103,299	105,613	51,776
Depreciation and amortization	58,377	56,054	48,453
Amortization of other intangibles	26,741	24,092	21,168
EBITDA	$518,779	$563,827	$310,697

(15) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q2 2023		Q1 2023		Q2 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$285,520	$3.65	$338,884	$4.24	$160,545	$1.97
Amortization of other intangibles	26,741	0.34	24,092	0.30	21,168	0.26
Acquisition costs	4,091	0.05	3,092	0.04	8,909	0.11
Tax benefit	(8,081)	(0.10)	(7,152)	(0.09)	(7,880)	(0.10)
Adjusted net income / adjusted EPS	$308,271	$3.94	$358,916	$4.49	$182,742	$2.24
Diluted share count	78,194		79,974		81,410
(16) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial.
(17) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(18) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(19) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(20) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(21) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(22) During the second quarter of 2022, the Company updated its definition of client cash balances to include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q2 2023	Q1 2023	Q2 2022
Purchased money market funds	$20.0	$15.0	$1.9
(23) Calculated by dividing revenue for the period by the average balance during the period.
(24) Calculated by dividing interest income earned on cash held in the CCA for the period by the average CCA balance, excluding cash held in CCA that has been used to fund margin lending, during the period. The remaining cash is primarily held in cash segregated under federal or other regulations in the condensed consolidated balance sheets. Cash held in the CCA that has been used to fund margin lending is as follows for the periods presented (in billions):

	Q2 2023	Q1 2023	Q2 2022
CCA balances that have been used to fund margin	$0.5	$0.5	$0.5
(25) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.

(26) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q2 2023	Q1 2023	Q4 2022
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,175,817	$1,050,842	$845,702
Interest expense on borrowings	154,295	138,207	126,234
Provision for income taxes	383,452	331,929	265,951
Depreciation and amortization	220,342	210,417	199,817
Amortization of other intangibles	96,029	90,456	87,560
EBITDA	$2,029,935	$1,821,851	$1,525,264
Credit Agreement Adjustments:
Acquisition costs and other	$35,938	$41,979	$50,685
Employee share-based compensation	58,372	55,259	50,050
M&A accretion(34)	36,366	42,031	10,570
Advisor share-based compensation	2,591	2,617	2,545
Credit Agreement EBITDA	$2,163,202	$1,963,737	$1,639,114
(27) Calculated based on the average advisor count from the current period and prior periods.
(28)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(29) Represents amortization expense on forgivable loans for transition assistance to advisors and enterprises.
(30) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Advisor Institute, Bookkeeping and Partial Book Sales) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning and Tax Planning) for which subscriptions are the number of advisors using the service.
(31) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(32) Capital expenditures represent cash payments for property and equipment during the period.
(33) During the first quarter of 2023, the Company updated its presentation of employee deferred compensation to be consistent with its presentation of advisor deferred compensation. As a result, gains or losses related to market fluctuations on advisor and employee deferred compensation plans are presented in the same line item as the related increase or decrease in compensation expense for purposes of Management's Statements of Operations. This change has not been applied retroactively as the impact on prior periods was not material.
(34)     M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.